CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                     FIRM

We consent to the use in this Post-Effective Amendment No. 37 to Registration
Statement No.
33-02769 on Form N-1A of our report dated November 18, 2005, relating to the financial statements of Oppenheimer Limited-Term Government Fund appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the headings "Independent
Registered Public Accounting Firm" in the Statement of Additional Information
and "Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
January 23, 2006